EXHIBIT 99.1(a)

Agreement and Declaration of Trust

                              PACIFIC SELECT FUND

                              AMENDED AND RESTATED

                                 AGREEMENT AND

                              DECLARATION OF TRUST

                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
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ARTICLE I -- THE TRUST...................................................     1

     Section 1.1  Name...................................................     1
     Section 1.2  Definitions............................................     2

ARTICLE II -- TRUSTEES...................................................     3

     Section 2.1  Management of the Trust................................     3
     Section 2.2  Election of Trustees...................................     3
     Section 2.3  Term of Office of Trustees.............................     3
     Section 2.4  Termination of Service and Appointment of Trustees.....     4
     Section 2.5  Temporary Absence of Trustee...........................     4
     Section 2.6  Number of Trustees.....................................     4
     Section 2.7  Effect of Death, Resignation, etc. of a Trustee........     4
     Section 2.8  No Accounting..........................................     5
     Section 2.9  Ownership of the Trust.................................     5

ARTICLE III -- POWERS OF TRUSTEES........................................     5

     Section 3.1  General................................................     5
     Section 3.2  Investments............................................     5
     Section 3.3  Legal Title............................................     6
     Section 3.4  Issuance and Repurchase of Securities..................     6
     Section 3.5  Borrow Money...........................................     7
     Section 3.6  Officers; Delegation; Committees.......................     7
     Section 3.7  Collection and Payment.................................     7
     Section 3.8  Expenses...............................................     7
     Section 3.9  Manner of Acting; By-laws..............................     7
     Section 3.10 Voting Trusts..........................................     8
     Section 3.11 Miscellaneous Powers...................................     8
     Section 3.12 Further Powers.........................................     8

ARTICLE IV -- ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS.........     9

     Section 4.1  Advisory and Management Arrangements...................     9



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     Section 4.2  Distribution Arrangements..............................     9
     Section 4.3  Parties to Contract....................................    10
     Section 4.4  Provisions and Amendments..............................    10

ARTICLE V -- LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                TRUSTEES AND OTHERS......................................    10

     Section 5.1  Trustees, Shareholders, etc. Not Personally Liable;
                  Notice.................................................    10
     Section 5.2  Trustee's Good Faith Action; Expert Advice; No Bond or
                  Surety.................................................    11
     Section 5.3  Indemnification of Shareholders........................    11
     Section 5.4  Indemnification of Trustees, Officers, etc.............    12
     Section 5.5  Compromise Payment.....................................    12
     Section 5.6  Indemnification Not Exclusive, etc.....................    13
     Section 5.7  Liability of Third Persons Dealing with Trustees.......    13

ARTICLE VI -- SHARES OF BENEFICIAL INTEREST..............................    13

     Section 6.1  Beneficial Interest....................................    13
     Section 6.2  Series Designation.....................................    13
     Section 6.3  Rights of Shareholders.................................    16
     Section 6.4  Trust Only.............................................    16
     Section 6.5  Issuance of Shares.....................................    16
     Section 6.6  Register of Shares.....................................    16
     Section 6.7  Transfer Agent and Registrar...........................    17
     Section 6.8  Transfer of Shares.....................................    17
     Section 6.9  Notice.................................................    17

ARTICLE VII -- CUSTODIANS................................................    17

     Section 7.1  Appointment and Duties.................................    18
     Section 7.2  Action Upon Termination of Custodian Agreement.........    18
     Section 7.3  Central Certificate System.............................    19
     Section 7.4  Acceptance of Receipts in Lieu of Certificates.........    19

ARTICLE VIII -- REDEMPTION...............................................    19

     Section 8.1  Redemptions............................................    19
     Section 8.2  Redemptions of Accounts of Less than a Minimum Dollar
                  Amount.................................................    19

ARTICLE IX -- DETERMINATION OF NET ASSET VALUE, NET INCOME
                AND DISTRIBUTIONS........................................    20


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     Section 9.1  Net Asset Value........................................    20
     Section 9.2  Distributions to Shareholders..........................    20
     Section 9.3  Power to Modify Foregoing Procedures...................    20

ARTICLE X -- SHAREHOLDERS................................................    20

     Section 10.1  Voting Powers.........................................    21
     Section 10.2  Meetings..............................................    21
     Section 10.3  Quorum and Required Vote..............................    21
     Section 10.4  Record Date for Meetings..............................    22
     Section 10.5  Proxies...............................................    22
     Section 10.6  Additional Provisions.................................    22
     Section 10.7  Reports...............................................    22
     Section 10.8  Shareholder Action by Written Consent.................    22

ARTICLE XI -- DURATION; TERMINATION OF TRUST; AMENDMENT;
                MERGERS; ETC.............................................    23

     Section 11.1  Duration..............................................    23
     Section 11.2  Termination...........................................    23
     Section 11.3  Reorganization........................................    24
     Section 11.4  Amendment Procedure...................................    25
     Section 11.5  Incorporation.........................................    25

ARTICLE XII -- MISCELLANEOUS.............................................    26

     Section 12.1  Filing................................................    26
     Section 12.2  Resident Agent........................................    26
     Section 12.3  Governing Law.........................................    26
     Section 12.4  Counterparts..........................................    26
     Section 12.5  Reliance by Third Parties.............................    26
     Section 12.6  Provisions in Conflict with Law or Regulations........    27

                              AMENDED AND RESTATED
                                 AGREEMENT AND
                              DECLARATION OF TRUST
                                       OF
                              PACIFIC SELECT FUND


     THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of Pacific Select Fund made the 9th day of July, 1987 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Amended and Restated Agreement and Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Amended and Restated Agreement and Declaration of Trust and are then in office, being hereinafter called the "Trustees") and by the holders of shares of beneficial interest to be issued hereunder hereinafter provided.

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Trustees desire to form a trust fund under the laws of the Commonwealth of Massachusetts for the investment and reinvestment of funds contributed thereto; and

     WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, which may, at the discretion of the Trustees, be divided into separate series as hereinafter provided;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                   ARTICLE I

                                   THE TRUST

      SECTION 1.1  NAME.  The name of the trust created hereby (the "Trust"),
                   ----
which term shall be deemed to include any series of the Trust when the context requires, shall be "Pacific Select Fund", and so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or shareholders of the Trust or any Series thereof. Each Series of the Trust which shall be established and designated by the Trustees pursuant to Section 6.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the instrument establishing such Series. Should the Trustees determine that the use of the name of the Trust or any Series is not advisable, they may select such other name for the

Trust or such Series as they deem proper and the Trust or such Series may conduct its activities under such other name. Any name change shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Amended and Restated Declaration of Trust.

      SECTION 1.2  DEFINITIONS.  As used in this Agreement and Declaration of
                   -----------
Trust, the following terms shall have the following meanings:

          The "1940 Act" refers to the Investment Company Act of 1940 and the
               --------
regulations promulgated thereunder, as amended from time to time.

          The terms "Affiliated Person", "Assignment", "Commission", "Interested
                     -----------------    ----------    ----------    ----------
Person", "Majority Shareholder Vote" (the 67% or 50% requirement of the third
------    -------------------------
sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and

"Principal Underwriter" shall have the meanings given them in the 1940 Act.
----------------------
"Commission" shall mean the U.S. Securities and Exchange Commission.

          "Declaration" or "Declaration of Trust" shall mean this Amended and
           --------------------------------------
Restated Agreement and Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and
                                   -----------    ------    ------
"hereunder" shall be deemed to refer to the Declaration rather than the article
----------
or section in which such words appear.

          "Fundamental Policies" shall mean the investment objective for each
           --------------------
Series and the investment restrictions set forth in the registration statement for the Trust on Form N-1A and designated as fundamental policies therein.

          "Person" shall mean and include individuals, corporations,
           ------
partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Prospectus" shall mean the currently effective prospectus of any
           ----------
Series of the Trust under the Securities Act of 1933, as amended.

          "Series" shall mean any separate Series that may be established and
           ------
designated pursuant to Section 6.2.

          "Shareholders" shall mean as of any particular time all holders of
           ------------
record of outstanding Shares at such time.

          "Shares" shall mean the equal proportionate transferable units of
           ------
interest into which the beneficial interest in any Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all Series as the context may require.

          "Trustees" shall mean the signatories to this Declaration, so long as
           --------
they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office, and each such person is herein referred to as the "Trustee", and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

          "Trust Property" shall mean as of any particular time any and all
           --------------
property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees.

                                  ARTICLE II

                                   TRUSTEES

      SECTION 2.1  MANAGEMENT OF THE TRUST.  The business and affairs of the
                   -----------------------
Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. The Trustees named herein (or their successors appointed hereunder) shall serve until the election of Trustees at the first meeting of Shareholders of the Trust.

      SECTION 2.2  ELECTION OF TRUSTEES.  Except for the Trustees named herein
                   --------------------
and those Trustees designated by such Trustees prior to the issuance of Shares, or appointed to fill vacancies pursuant to Section 2.4 hereof, the Shareholders of the Trust shall elect Trustees at Shareholder meetings called for that purpose. The Trustees need not be elected annually or at regular intervals. Except as provided in Section 10.2, the Trustees shall not be required to call a meeting of Shareholders for the purpose of electing Trustees, provided, however, that in the event that at any time, other than the time preceding the first meeting of Shareholders for the purpose of electing Trustees, less than a majority of the Trustees holding office at that time were elected by the Shareholders, a meeting of the Shareholders for the purpose of electing Trustees shall be held promptly and in any event within 60 days (unless the Commission shall by order extend such period). No election of a Trustee shall become effective, however, until the person elected shall have accepted such election and agreed in writing to be bound by the terms of this Declaration. If re-elected, a Trustee may succeed himself. Trustees need not own shares.

      SECTION 2.3  TERM OF OFFICE OF TRUSTEES.  A Trustee duly appointed or
                   --------------------------
elected hereunder shall hold office until the occurrence of any of the following: (a) the Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) the Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) the Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) the Trustee may be removed at any meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares or by a written declaration executed, without a meeting, by the holders of not less than two-thirds of the outstanding Shares.

      SECTION 2.4  TERMINATION OF SERVICE AND APPOINTMENT OF TRUSTEES.  In case
                   --------------------------------------------------
of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees may (but need not unless required by the 1940 Act, so long as there are at least two remaining Trustees) fill such vacancy by appointing for the remaining term of the predecessor Trustee such other person as they in their discretion shall see fit. Such appointment shall be effective upon the signing of a written instrument by a majority of the Trustees in office and the written acceptance of this Declaration by the appointee. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees and the written acceptance of this Declaration by the appointee. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Any appointment authorized by this Section 2.4 is subject to the provisions of
Section 16(a) of the 1940 Act.

      SECTION 2.5  TEMPORARY ABSENCE OF TRUSTEE.  Any Trustee may, by power of
                   ----------------------------
attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two of the Trustees personally exercise the power hereunder except as herein otherwise expressly provided.

      SECTION 2.6  NUMBER OF TRUSTEES.  The number of Trustees serving hereunder
                   ------------------
at any time shall be determined by the Trustees themselves, but once Shares have been issued shall not be less than two (2) or more than fifteen (15).

      SECTION 2.7  EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE.  The death,
                   -----------------------------------------------
resignation, retirement, removal, or mental or physical incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or any Series hereunder or to revoke or terminate any existing agency or contract created pursuant to the terms of this Declaration, and until such vacancy is filled, the Trustees in office, regardless of their number, shall have all of the powers granted to the Trustees and shall discharge all the duties imposed upon them by this Declaration.

      SECTION 2.8  NO ACCOUNTING.  Except to the extent required by the 1940 Act
                   -------------
or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the shareholders or remaining Trustees upon such cessation.

      SECTION 2.9  OWNERSHIP OF THE TRUST.  The assets of the Trust shall be
                   ----------------------
held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or by any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

                                  ARTICLE III

                              POWERS OF TRUSTEES

      SECTION 3.1  GENERAL.  The Trustees in all instances shall act as
                   -------
principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the Trust Property and business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, including such authority, power and control to do all acts and things as they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers.

      SECTION 3.2  INVESTMENTS.  The Trustees shall have power, subject to the
                   -----------
Fundamental Policies, to:

          (a) conduct, operate and carry on the business of an investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, exchange, mortgage, hypothecate, lease, distribute or otherwise deal in or dispose of common stocks, preferred stocks, bonds, debentures, warrants and rights to purchase securities, mortgage related securities such as mortgage-backed securities and collateralized mortgage obligations, options on securities, futures contracts and options on futures contracts, covered spread options, certificates of beneficial interest, negotiable or non-negotiable instruments, bank obligations, evidences of indebtedness, privately placed debt securities, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, firm commitment agreements and "when-issued" securities and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies of the Trust, foreign securities of issuers or governments organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which any Series of the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series.

      SECTION 3.3  LEGAL TITLE.  Legal title to all the Trust Property shall be
                   -----------
vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series thereof, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust or any Series thereof is appropriately protected.

      SECTION 3.4  ISSUANCE AND REPURCHASE OF SECURITIES.  The Trustees shall
                   -------------------------------------
have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the applicable Series of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

      SECTION 3.5  BORROW MONEY.  Subject to the Fundamental Policies, the
                   ------------
Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust or any Series thereof, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, form, association or corporation.

      SECTION 3.6  OFFICERS; DELEGATION; COMMITTEES.  The Trustees may, as they
                   --------------------------------
consider appropriate, elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee and may provide for the compensation of all of the foregoing. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may appoint from their number and terminate any one or more committees consisting of two or more Trustees, including without implied limitation an Executive Committee which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the powers and authority of the Trustees as the Trustees may determine.

      SECTION 3.7  COLLECTION AND PAYMENT.  The Trustees shall have power to
                   ----------------------
collect all property due to the Trust or any Series thereof; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise, arbitrate or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series thereof; and to enter into releases, agreements and other instruments.

      SECTION 3.8  EXPENSES.  The Trustees shall have power to incur and pay any
                   --------
expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Trust or any Series, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.
The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

      SECTION 3.9  MANNER OF ACTING; BY-LAWS.  Except as otherwise provided
                   -------------------------
herein or in the By-laws or required by the 1940 Act, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), including any meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law). The Trustees may adopt and from time to time amend or repeal the By-laws for the conduct of the business of the Trust.

      SECTION 3.10  VOTING TRUSTS.  The Trustees shall have power and authority
                    -------------
for and on behalf of the Trust to join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

      SECTION 3.11  MISCELLANEOUS POWERS.  The Trustees shall have the power to:
                    --------------------
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnership and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance as they deem necessary or appropriate for the conduct of the business, including without limitation, policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust or any Series thereof against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust or any Series thereof has dealings, including any adviser, administrator, manager, distributor and selected dealers with respect to any Series, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust, provided that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

      SECTION 3.12  FURTHER POWERS.  The Trustees shall have power to conduct
                    --------------
the business of the Trust or any Series thereof, carry on its operations and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the

Trust or any Series thereof although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series thereof made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property. No Trustee shall be required to give any bond or other security for the performance of any of his duties hereunder.

                                 ARTICLE IV

               ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

      SECTION 4.1  ADVISORY AND MANAGEMENT ARRANGEMENTS.  Subject to a Majority
                   ------------------------------------
Shareholder Vote, if required by law, of the applicable Series, the Trustees may in their discretion from time to time enter into advisory, administrative or management contracts whereby the other party to such contract shall undertake to furnish to the Trustees such advisory, administrative and management services, with respect to a Series as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Subject to a Majority Shareholder Vote if required by law, the investment adviser may engage one or more firms to serve as Portfolio Manager to a Series pursuant to a sub-investment advisory contract in which the Portfolio Manager makes all determinations with respect to the purchase and sale of portfolio securities and places, in the names of the Series all orders for execution of the Series' portfolio transactions upon such terms and conditions and for such compensation as the Trustees may in their discretion approve. A Portfolio Manager may, in turn, engage its own sub-adviser in managing a particular Series. Notwithstanding any provisions of this Declaration, the Trustees may authorize any adviser, portfolio manager, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of any Series of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such adviser, portfolio manager, administrator or manager (and all without further action by the Trustees). Any such purchases, sales, loans or exchanges shall be deemed to have been authorized by all of the Trustees.

      SECTION 4.2  DISTRIBUTION ARRANGEMENTS.  The Trustees may in their
                   -------------------------
discretion from time to time enter into a contract, providing for the sale of the Shares of the Trust or any Series of the Trust, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party as its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with the provisions of this Article IV or the By-laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares. The Trustees may adopt a Distribution Plan pursuant to Rule 12b-1 of the 1940 Act and may authorize the Trust to make payments from its assets pursuant to such Plan.

      SECTION 4.3  PARTIES TO CONTRACT.  Any contract of the character described
                   -------------------
in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-laws. The same person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

      SECTION 4.4  PROVISIONS AND AMENDMENTS.  Any contract entered into
                   -------------------------
pursuant to Sections 4.1 and 4.2 of this Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to Section 4.1 shall be effective unless consented to by a Majority Shareholder Vote of the applicable Series if required by law.

                                 ARTICLE V

         LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

      SECTION 5.1  TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE.
                   ----------------------------------------------------------
All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Series with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders of any Series nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Series shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Series) or the Trustees and not personally. Nothing in this Declaration shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every note, bond, contract, instrument, certificate, share or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration is on file with the Secretary of The Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Series in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

      SECTION 5.2  TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR
                   ------------------------------------------------------
SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any adviser, administrator, manager, distributor, selected dealer, appraiser or other expert, consultant or agent. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

      SECTION 5.3  INDEMNIFICATION OF SHAREHOLDERS.  In case any Shareholder (or
                   -------------------------------
former Shareholder) of any Series of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, said Series (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Series' estate to be held harmless from and indemnified against all loss and expense arising from such liability.

      SECTION 5.4  INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC.  The Trust shall
                   -------------------------------------------
indemnify (from the assets of the Series or Series in question) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) [hereinafter referred to as a "Covered Person"] against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (either and both of the conduct described in (i) and (ii) being referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Series in question in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Series in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article V and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

      SECTION 5.5  COMPROMISE PAYMENT.  As to any matter disposed of by a
                   ------------------
compromise payment by any such Covered Person referred to in Section 5.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (a) by a majority of the disinterested

Trustees who are not parties to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

      SECTION 5.6  INDEMNIFICATION NOT EXCLUSIVE, ETC.  The right of
                   -----------------------------------
indemnification provided by this Article V shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article V, "Covered Person" shall include such person's heirs, executors and administrators; "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened, and a "disinterested" person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

      SECTION 5.7  LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES.  No person
                   ------------------------------------------------
dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                  ARTICLE VI

                         SHARES OF BENEFICIAL INTEREST

      SECTION 6.1  BENEFICIAL INTEREST.  The interest of the beneficiaries
                   -------------------
hereunder shall be divided into transferable shares of beneficial interest with par value $.001 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

      SECTION 6.2  SERIES DESIGNATION.  The Trustees, in their discretion from
                   ------------------
time to time, may authorize the division of Shares into additional Series, each additional Series relating to a separate portfolio of investments. The first eight such Series are hereby established and designated:

          The Money Market Series
          The Managed Bond Series
          The Government Securities Series
          The High Yield Bond Series
          The Growth Series
          The Equity Income Series
          The Multi-Strategy Series
          The International Series

These eight Series shall be the only Series until additional Series are established and designated by the Trustees. Different Series may be established and designated and variations in the relative rights and preferences as between the different Series shall be fixed and determined by the Trustees; provided that all Shares shall be identical except that there may be variations between different Series as to investment policies, securities portfolios, purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be shares of any or all Series as the context may require.

     The following provisions shall be applicable to all Series:

          (a) The number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and required of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

          (b) The power of the Trustees to invest and reinvest the Trust Property of each Series that has been or that may be established shall be governed by Section 3.2 of this Declaration.

          (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

          (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (e) The power of the Trustees to pay dividends and make distributions with respect to any one or more Series shall be governed by
              Section 9.2 of this Trust. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions.

     The establishment and designation of any additional Series of Shares shall be effective upon the execution by a majority of the then Trustees of any instrument setting forth the establishment and designation of such Series. Such instrument shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. The Trustees may by an instrument executed by a majority of their number abolish a Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

      SECTION 6.3  RIGHTS OF SHAREHOLDERS.  The ownership of the Trust Property
                   ----------------------
of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust, or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights to exchange Shares of one Series for Shares of another Series as set forth in the Prospectus).

      SECTION 6.4  TRUST ONLY.  It is the intention of the Trustees to create
                   ----------
only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      SECTION 6.5  ISSUANCE OF SHARES.  The Trustees, in their discretion, may
                   ------------------
from time to time without a vote of the Shareholders issue Shares with respect to any Series that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than the then current net asset value of said Shares and type of consideration, including cash or property, at such time or times and on such terms as the Trustee may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interests in such Series of the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

      SECTION 6.6  REGISTER OF SHARES.  A register shall be kept at the Trust or
                   ------------------
the offices of any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares (with respect to each Series that may have been established) held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Series of the Trust. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. The Trust shall not be required to issue certificates for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

      SECTION 6.7  TRANSFER AGENT AND REGISTRAR.  The Trustee shall have power
                   ----------------------------
to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares of the various Series. The transfer agent may keep the applicable register and record therein the original issues and transfers, if any, of the said Shares of the applicable Series. Any such transfer agent and registrar shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

      SECTION 6.8  TRANSFER OF SHARES.  Shares shall be transferable on the
                   ------------------
records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery, the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

      SECTION 6.9  NOTICE.  Any and all notices to which any Shareholder
                   ------
hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

                                 ARTICLE VII

                                   CUSTODIANS

      SECTION 7.1  APPOINTMENT AND DUTIES.  The Trustees shall at all times
                   ----------------------
employ, as custodian with respect to each Series of the Trust, a custodian or custodians, each of which shall have an aggregate capital, surplus and undivided profits (as shown on its last published report) of at least two million dollars and shall meet the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act. It is contemplated that separate custodians may be employed for the different Series of the Trust. Any custodian, acting with respect to one or more Series, shall have authority as agent of the Trust or the Series with respect to which it is acting, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust and the 1940 Act:

          (1) to hold the securities owned by the Trust or the Series and deliver the same upon written order;

          (2) to receive any receipt for any monies due to the Trust or the Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

          (3) to disburse such funds upon orders or vouchers;

          (4) if authorized by the Trustees, to keep the books and accounts of the Trust or the Series and furnish clerical and accounting services; and

          (5) if authorized to do so by the Trustees, to compute the net income and the value of the net assets of the Trust or the Series;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of the Series with respect to which the custodian is acting, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

     The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

      SECTION 7.2  ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT.  Upon
                   ----------------------------------------------
termination of any custodian agreement with respect to any Series or inability of any custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special Shareholders' meeting to determine whether such Series shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the Shares of such Series outstanding and entitled to vote, the custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

      SECTION 7.3  CENTRAL CERTIFICATE SYSTEM.  Subject to such rules,
                   --------------------------
regulations and orders as the Commission may adopt or issue, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or the Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

      SECTION 7.4  ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES.  Subject to
                   ----------------------------------------------
such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                 ARTICLE VIII

                                  REDEMPTION

      SECTION 8.1  REDEMPTIONS.  All outstanding Shares of any Series of the
                   -----------
Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder of a particular Series, redeem or repurchase from such Shareholder outstanding Shares of such Series at the then current net asset value of such Shares. If so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees or deferred sales charges for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series from time to time.

      SECTION 8.2  REDEMPTIONS OF ACCOUNTS OF LESS THAN A MINIMUM DOLLAR AMOUNT.
                   ------------------------------------------------------------
The Trustees shall have the power to redeem shares at a redemption price determined in accordance with Section 8.1 if at any time the total investment in such account does not have a minimum dollar value determined from time to time by the Trustees in their sole discretion; provided, however, that the Trustees may exercise such power with respect to Shares of any Series only to the extent the Prospectus describes such power with respect to such Series. In the event the Trustees determine to exercise their power to redeem Shares provided in this Section 8.2, Shareholders shall be notified that the value of their account is less than the then effective minimum dollar amount and allowed 60 days to make an additional investment before redemption is processed.

                                 ARTICLE IX

         DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

      SECTION 9.1  NET ASSET VALUE.  The net asset value of each outstanding
                   ---------------
Share of each Series of the Trust shall be determined with respect to each Series at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus with respect to the applicable Series. The power and duty to make the daily calculations for any Series may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

      SECTION 9.2  DISTRIBUTIONS TO SHAREHOLDERS.  Except at such times when the
                   -----------------------------
Trustees deem proper, the Trustees will not distribute to Shareholders net investment income and realized capital gains, but will retain and reinvest such net profits. The Trustees may make distributions to Shareholders to the extent the distribution and the circumstances in which it may be made are determined by the Trustees to be in the best interests of the Series. The Trustees may retain and not reinvest from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

      SECTION 9.3  POWER TO MODIFY FOREGOING PROCEDURES.  Notwithstanding any of
                   ------------------------------------
the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE X

                                  SHAREHOLDERS

      SECTION 10.1  VOTING POWERS.  The Shareholders shall have the power to
                    -------------
vote (i) for the election of Trustees as provided in Article II, Section 2.2;
(ii) for the removal of Trustees as provided in Article II, Section 2.3(d);
(iii) with respect to any investment adviser as provided in Article IV, Section 4.1; (iv) with respect to the merger, consolidation and sale of assets of the Trust as provided in Article XI, Section 11.3; (v) with respect to the amendment of this Declaration as provided in Article XI, Section 11.4; (vi) to the same extent as the Shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders (provided, however, that a shareholder of a particular Series shall not be entitled to a derivative or class action on behalf of any other Series (or shareholders of any other Series) of the Trust); and (vii) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration, or the By-laws of the Trust or any regulation of the Trust, by the Commission or any State, or as the Trustees may consider desirable. Any matter affecting a particular Series, including without limitation, matters affecting the investment advisory arrangements or investment policies or restrictions of a Series, if required by law, shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Series if required by law. Unless otherwise required by law, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action to be taken by Shareholders which is required or permitted by law, this Declaration or any By-laws of the Trust.

      SECTION 10.2  MEETINGS.  Shareholder meetings shall be held as specified
                    --------
in Article I of the By-laws and in Section 2.2 hereof at the principal office of the Trust or at such other place as the Trustees may designate. No annual or regular meetings of shareholders are required. Meetings of the Shareholders may be called by the Trustees and shall be held at such times, on such day and at such hour as the Trustees may from time to time determine, for the purposes specified in Section 2.2 and for such other purposes as may be specified by the Trustees.

      SECTION 10.3  QUORUM AND REQUIRED VOTE.  Except as otherwise provided by
                    ------------------------
law, the holders of thirty percent of the outstanding Shares of each Series present in person or by proxy shall constitute a quorum for the transaction of any business at any meeting of Shareholders. If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before the meeting, the Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened. Subject to any applicable requirement of law, this Declaration or the By-laws, a plurality of the votes cast shall elect a Trustee and all other matters shall be decided by a majority of the votes cast entitled to vote thereon.

      SECTION 10.4  RECORD DATE FOR MEETINGS.  For the purpose of determining
                    ------------------------
the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 180 days prior to the date of any meeting of Shareholders or declaration of dividends or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by Section 9.2 hereof.

      SECTION 10.5  PROXIES.  Any vote by a Shareholder of the Trust may be made
                    -------
in person or by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustees or their designee prior to the time the vote is taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Only Shareholders of record shall be entitled to vote. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.

      SECTION 10.6  ADDITIONAL PROVISIONS.  The By-laws may include further
                    ---------------------
provisions for Shareholders' votes, meetings and related matters.

      SECTION 10.7  REPORTS.  The Trustees shall cause to be prepared with
                    -------
respect to each Series at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the applicable Series of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. It is contemplated that separate reports may be prepared for the various Series. Copies of such reports shall be mailed to all Shareholders of record of the applicable Series within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually, interim reports containing an unaudited balance sheet of the Series as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

      SECTION 10.8  SHAREHOLDER ACTION BY WRITTEN CONSENT.  Any action which may
                    -------------------------------------
be taken by Shareholders may be taken without a meeting if a majority of Shareholders of each Series entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                 ARTICLE XI

            DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.

      SECTION 11.1  DURATION.  Subject to the provisions of Sections 11.2 and
                    --------
11.3 hereof, this Trust shall continue without limitation of time.

     SECTION 11.2  TERMINATION.
                   -----------

          (a) The Trust, or any Series thereof, may be terminated by the affirmative vote of a majority of the Trustees. Upon the termination of the Trust or any Series:

               (i) the Trust or such Series shall carry on no business except for the purpose of winding up its affairs;

               (ii) the Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote; and

               (iii) after payment or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any Series, in cash or in kind or partly each, among the Shareholders of such Series according to their respective rights.

          (b) After termination of the Trust or any Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees thereunder shall be discharged from any further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of such Series shall thereupon cease.

      SECTION 11.3  REORGANIZATION.  The Trustees may sell, convey, merge and
                    --------------
transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities; provided, however, that no assets belonging to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by a Majority Shareholder Vote of that Series. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     The Trust, or any one or more Series, may, either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Series as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the approval of a Majority Shareholder Vote of each Series affected thereby.

     Shareholders shall have no right to demand payment for their shares or to any other rights of dissenting shareholders in the event the Trust or any Series participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

      SECTION 11.4  AMENDMENT PROCEDURE.  All rights granted to the Shareholders
                    -------------------
under this Declaration are granted subject to the reservation of the right to amend this Declaration as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Declaration that adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote of a majority of the Shares entitled to vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

      SECTION 11.5  INCORPORATION.  With the approval of the holders of a
                    -------------
majority of the Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                  ARTICLE XII

                                 MISCELLANEOUS

      SECTION 12.1  FILING.  This Declaration and any amendment hereto shall be
                    ------
filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and also may be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      SECTION 12.2  RESIDENT AGENT.  The Trust shall maintain a resident agent
                    --------------
in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth of Massachusetts.

      SECTION 12.3  GOVERNING LAW.  This Declaration is executed by the Trustees
                    -------------
and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth and reference shall be specifically made to the business corporation law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists but the reference to said business corporation law is not intended to give the Trust, Trustees, Shareholders or any other person, any right, power, authority or responsibility only to or in connection with an entity organized in corporate form.

      SECTION 12.4  COUNTERPARTS.  This Declaration may be simultaneously
                    ------------
executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      SECTION 12.5  RELIANCE BY THIRD PARTIES.  Any certificate executed by an
                    -------------------------
individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of

Trustees or Shareholders; (b) the name of the Trust or any Series thereof; (c) the due authorization of the execution of any instrument or writing; (d) the form of any vote passed at a meeting of Trustees or Shareholders; (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration; (f) the form of any By-laws adopted by or the identity of any officers elected by the Trustees; (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust or any Series; or (h) the establishment of any Series, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

      SECTION 12.6  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.
                    ----------------------------------------------

          (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


                    /s/Diane N. Ledger
                    Diane N.Ledger
                         Trustee

                    July 9, 1987


     There personally appeared before me, Diane N. Ledger, who resides at 46
                                                                          --
Wildwood, Irvine, California, who acknowledged the foregoing instrument to be
----------------------------
her free act and deed and the free act and deed of the Trustees of Pacific Select Fund.


               /s/Marcella A. Beaulieu
               Marcella A. Beaulieu
               Notary Public


               My commission expires:                      1/21/88

WRITTEN INSTRUMENT AMENDING THE
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF PACIFIC SELECT FUND

     RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust, (the "Trust") acting pursuant to
Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated July 9, 1987 and subsequently amended on October 28, 1988 (the "Declaration of Trust"), and having heretofore divided the Shares of beneficial interest of the Trust in nine separate Series (the "Series"), hereby amend the Declaration of Trust by designating and establishing three additional Series to be known as the "Growth LT Series", the "Equity Series", and the "Bond and Income Series", such new Series to have the relative rights and preferences set forth in Subsections (a) through (e) of Section 6.2 of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be
executed as of the   18th   day of October, 1993.
                   --------



/s/TC SUTTON                           /s/LYMAN W. PORTER
Thomas C. Sutton                       Lyman W. Porter
Trustee                                Trustee


/s/WILLIAM D. CVENGROS                 /s/ALAN RICHARDS
William D. Cvengros                    Alan Richards
Trustee                                Trustee



/s/RICHARD L. NELSON
Richard L. Nelson
Trustee

AMENDMENT TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF PACIFIC SELECT FUND

The undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust, (the "Trust") acting pursuant to Section 11.4 of the Amended and Restated Agreement and Declaration of Trust, which was established on July 9, 1987 and subsequently amended on October 28, 1988 and October 18, 1993 (the "Declaration of Trust"), hereby amend the Declaration of Trust so as to provide that shareholder approval is not required for the Series of the Trust to purchase or acquire any assets of any other trust, partnership, association or corporation which is organized as an investment company. Section
11.3 of Article XI shall be amended to read as stated below:

The Trust, or any one or more Series, may either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state in the United States, to form a new consolidated trust, partnership, association, or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations, or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations, or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Series as the case may be, in connection therewith. Any such consolidation or merger shall require the approval of a Majority Shareholder Vote of each Series affected thereby. The terms "merge" or "merger" as used herein shall not include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States.

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 30th day of December, 1994.

/s/TC SUTTON
Thomas C. Sutton
Trustee

/s/RICHARD L. NELSON
Richard L. Nelson
Trustee

/s/LYMAN W. PORTER
Lyman W. Porter
Trustee

/s/ALAN RICHARDS
Alan Richards
Trustee

WRITTEN INSTRUMENT AMENDING THE
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF PACIFIC SELECT FUND


RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund (the "Trust"), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated July 9, 1987, and amended on October 28, 1988, and October 18, 1993 ("Declaration of Trust"), hereby amend the Declaration of Trust to redesignate the names of each Series of the Trust as follows:

Old Name                               New Name

The Money Market Series                The Money Market Portfolio
The Managed Bond Series                The Managed Bond Portfolio
The Government Securities Series       The Government Securities Portfolio
The High Yield Bond Series             The High Yield Bond Portfolio
The Growth Series                      The Growth Portfolio
The Equity Income Series               The Equity Income Portfolio
The Multi-Strategy Series              The Multi-Strategy Portfolio
The International Series               The International Portfolio
The Equity Index Series                The Equity Index Portfolio
The Growth LT Series                   The Growth LT Portfolio
The Equity Series                      The Equity Portfolio
The Bond and Income Series             The Bond and Income Portfolio

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 3rd day of March, 1995.

/s/TC SUTTON                           /s/LYMAN W. PORTER
Thomas C. Sutton                       Lyman W. Porter
Trustee                                Trustee

/s/RICHARD L. NELSON                   /s/ALAN RICHARDS
Richard L. Nelson                      Alan Richards
Trustee                                Trustee

     WRITTEN INSTRUMENT AMENDING THE
     AMENDED AND RESTATED
     AGREEMENT AND DECLARATION OF TRUST
     OF PACIFIC SELECT FUND


     RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated July 9, 1987, and amended on October 28, 1988, October 18, 1993, January 10, 1995 and March 15, 1995 ("Declaration of Trust"), and having heretofore divided the Shares of beneficial interest of the Trust in twelve separate Series (the "Series"), hereby amend the Declaration of Trust by designating and establishing two additional Series to be known as the "Emerging Markets Portfolio" and the "Aggressive Equity Portfolio", such new Series to have the relative rights and preferences set forth in Subsections (a) through (e) of Section 6.2 of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 17th day of November, 1995.


     /s/ THOMAS C. SUTTON              /s/ LYMAN W. PORTER
     ____________________________      ________________________________
     Thomas C. Sutton                  Lyman W. Porter
     Trustee                           Trustee


     /s/ RICHARD L. NELSON             /s/ ALAN RICHARDS
     ____________________________      ________________________________
     Richard L. Nelson                 Alan Richards
     Trustee                           Trustee